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                                                                  EXHIBIT 10.22A


RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

City of Fremont
39100 Liberty Street
Fremont, California  94537
Attention:  City Manager

- -------------------------------------------------------------------------------

                               FIRST AMENDMENT TO
                  AMENDED AND RESTATED DEVELOPMENT AGREEMENT
                    BY AND BETWEEN THE CITY OF FREMONT AND
                       CATELLUS DEVELOPMENT CORPORATION
                                 ______________

                                 PACIFIC GREENS

                              FREMONT, CALIFORNIA

                                  (CA0010163)

     THIS FIRST AMENDMENT TO THE AMENDED AND RESTATED DEVELOPMENT AGREEMENT (the "First Amendment") is made as of this 18th day of July, 1993, by and between the City of Fremont, a municipal corporation ("City") and Catellus Development Corporation, a Delaware corporation ("Catellus"), on the basis of the following facts, understandings and intentions of the parties.

                                R E C I T A L S
     A. The City and Catellus have entered into that certain Amended and Restated Development Agreement (the "Development Agreement") with respect to the Property, which was effective as of the Effective Date. These recitals refer to and utilize



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certain terms with initial capital letters which are defined in the Glossary to the Development Agreement.

     B. Pursuant to section 8.1 of the Development Agreement, the Development Agreement may be modified or amended with the mutual consent of the Developer and the City in writing, in the manner provided for by California Government Code section 65868 and City Procedures Section 8- 7110. This amendment constitutes the written consent of the Developer and the City as set forth in
Section 8.1 of the Development Agreement. The City and Catellus intend that this Amendment be adopted as set forth in Section 8.1 of the Development Agreement.

     C. The City and Catellus now wish to modify the Development Agreement as set forth hereinbelow.

     NOW THEREFORE, pursuant to the authority contained in the Development Agreement Law, and in consideration of the mutual covenants and agreements of the parties contained herein, the City and Catellus agree as follows:

     1.   MODIFICATIONS OF SECTION 3.3.10 OF THE DEVELOPMENT AGREEMENT. Section
3.3.10 of the Development Agreement is hereby modified as set forth below. Accordingly, Section 3.3.10 of the Development Agreement shall read as follows:

          3.3.10 SERVICE COST REIMBURSEMENT. Developer acknowledges that, but for the mitigation payments



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     provided for in this Section 3.3.10 and in other provisions of this
     Amended and Restated Agreement, development of the Project would have an adverse impact on the City's general fund during the next 15-20 years as a result of the system of tax increment financing for interchange improvements established in the Redevelopment Plan; and that the payments provided for in this Section 3.3.10 (each a "Service Cost Reimbursement Payment") and in other provisions of this Amended and Restated Agreement are necessary to enable the parties to provide adequate public services and facilities for the Project in a financially reliable manner as contemplated by the Development Agreement Law.

          3.3.10.1 SPECIAL DEFINITIONS. The following definitions shall apply in implementing this Section 3.3.10:

               3.3.10.1.1 CATEGORY I INCENTIVE CONDITIONS. "Satisfaction of the Category I Incentive Conditions" (or words to that effect) means the commencement of construction of facilities adequate to house TWO fully operational General Motors Franchises for Auto Dealer(s) who possess manufacturer's approval to operate such General Motors Franchises.

               3.3.10.1.2 CATEGORY II INCENTIVE CONDITIONS. "Satisfaction of the Category II Incentive Conditions"



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     (or words to that effect) means the commencement of construction of facilities adequate to house ONE General Motors Franchise (which shall be a franchise other than the General Motors Franchises that are used to satisfy the Category I Incentive Conditions and the Category III Incentive Conditions) for an Auto Dealer who possesses manufacturer's approval to operate such General Motors Franchise.

               3.3.10.1.3 CATEGORY III INCENTIVE CONDITIONS. "Satisfaction of the Category III Incentive Conditions" (or words to that effect) means either: (i) satisfaction of the conditions of paragraph (a) below, or (ii) satisfaction of the conditions of paragraph (b) below.

                    (a) Satisfaction of the Category III Incentive Conditions will be achieved upon commencement of construction of facilities adequate to house THREE or more Domestic Franchises for Auto Dealer(s) who possess manufacturer's approval to operate such Domestic Franchises.

                    (b) As an alternative to the conditions described in this Section 3.3.10.1.3(a), satisfaction of the Category III Incentive Conditions will be achieved upon commencement of construction of complete facilities adequate to house TWO General Motors Franchises (which shall be franchises other than



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     the General Motors Franchises that are used to satisfy the Category I
     Incentive Conditions and the Category II Incentive Conditions) for Auto Dealer(s) who possess manufacturer's approval to operate such General Motors Franchises.

               3.3.10.1.4 CATEGORY IV INCENTIVE CONDITIONS. "Satisfaction of the Category IV Incentive Conditions" (or words to that effect) means the satisfaction of ALL of the following conditions by September 19, 1993:

                    (a) Three (3) separate automobile franchises (which shall be franchises other than those which are used to satisfy the Category I, the Category II and the Category III Incentive Conditions and other than the franchises which are in the Auto Mall on March 19,
     1993) which have manufacturer's approval to sell new automobiles, are open for, and actively engaged in, the business of selling automobiles in the Auto Mall.

                    (b) Building permits have been obtained to commence facilities adequate to house in the Auto Mall one (1) or more automobile franchises (which shall be a franchise(s) other than a franchise(s) which is used to satisfy the Category I, the Category II and the Category III Incentive Conditions and other then a franchise(s) which is in



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     the Auto Mall on March 19, 1993) which has manufacturer's approval to sell new automobiles.

               3.3.10.1.5 CATEGORY V INCENTIVE CONDITIONS. "Satisfaction of the Category V Incentive Conditions" (or words to that effect) means the satisfaction of ALL of the following conditions:

                    (a)  Satisfaction of the Category IV Incentive
     Conditions; AND

                    (b) A fourth (4th) franchise which was not open for business on September 19, 1993, is open for, and is actively engaged in, the business of selling new automobiles; AND

                    (c) All three (3) franchises described in Section 3.3.10.1.4(a) remain open for, and are actively engaged in, the business of selling new automobiles.

                    (d) In the event that one or more of the franchises described in Section 3.3.10.1.4(a) and 3.3.10.1.5(b) are not open for and actively engaged in the business of selling new automobiles in the Auto Mall on March 19, 1994, March 19, 1995 or March 19, 1996, as the case may be, a different franchise may be substituted therefor and such different franchise, along with the other franchises described in
     Section 3.3.10.1.4, shall satisfy the condition set forth in Section 3.3.10.1.5(a) so long as such substitute




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     franchise is not one which has been actively engaged in the business of selling new automobiles in the Auto Mall on March 19, 1993.

               3.3.10.1.6 CATEGORY VI INCENTIVE CONDITIONS. "Satisfaction of the Category VI Incentive Conditions" (or words to that effect) means the satisfaction of the Category V Incentive Conditions.

               3.3.10.1.7 CATEGORY I CREDIT. "Category I Credit" means the credit to be applied in the manner set forth in Section 3.3.10.3 against the Service Cost Reimbursement Payments otherwise payable under this Section 3.3.10.

               3.3.10.1.8 CATEGORY II CREDIT. "Category II Credit" means the credit to be applied in the manner set forth in Section 3.3.10.4 against the Service Cost Reimbursement Payment otherwise payable under this Section 3.3.10.

               3.3.10.1.9 CATEGORY III CREDIT. "Category III Credit" means the Credit to be applied in the manner set forth in Section
     3.3.10.5 against the Service Cost Reimbursement Payment otherwise payable under this Section 3.3.10.

               3.3.10.1.10 CATEGORY IV CREDIT. "Category IV Credit" means the credit to be applied in the manner set forth in Section 3.3.10.6 against the Service Cost



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     Reimbursement Payments otherwise payable under this Section 3.3.10.

               3.3.10.1.11 CATEGORY V CREDIT. "Category V Credit" means the credit to be applied in the manner set forth in Section 3.3.10.7 against the Service Cost Reimbursement Payment otherwise payable under this Section 3.3.10.

               3.3.10.1.12 CATEGORY VI CREDIT. "Category VI Credit" means the Credit to be applied in the manner set forth in Section
     3.3.10.8 against the Service Cost Reimbursement Payment otherwise payable under this Section 3.3.10.

               3.3.10.1.13 DOMESTIC FRANCHISE. "Domestic Franchise" means a franchise (other than a General Motors Franchise) for retail sale of a vehicle line that is manufactured by an American auto manufacturer, which franchise was not owned or operated, as of the date of formation of Local Improvement District No. 44, by an Auto Dealer that is an assessee within Local Improvement District No. 44.

               3.3.10.1.14 GENERAL MOTORS FRANCHISE. "General Motors Franchise" means a franchise for retail sale of a vehicle line that is manufactured by General Motors Corporation. By way of illustration, General Motors Franchises include, but are not necessarily limited to, Cadillac, Oldsmobile, Buick, Pontiac, GMC,



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     and Chevrolet/Geo (considered to be one General Motors Franchise).

          3.3.10.2 BASIC PAYMENT. Subject to the adjustments for a Category I Credit and/or a Category II Credit and/or a Category III Credit and/or Category IV Credit and/or a Category V Credit and/or a Category VI Credit as set forth in Sections 3.3.10.3, 3.3.10.4, 3.3.10.5, 3.3.10.6, 3.3.10.7 and 3.3.10.8 respectively, on each anniversary of the Effective Date, commencing on the first (1st) anniversary of the Effective Date and continuing through and including the tenth (10th) anniversary of the Effective Date, the Developer shall pay to the City a Service Cost Reimbursement Payment in the annual amount of $600,000. Any past due Service Cost Reimbursement Payment shall bear interest from the date due at the lesser of the rate of twelve percent (12%) per annum or the maximum rate permitted by law.

          3.3.10.3 CATEGORY I CREDIT. If full satisfaction of the Category I Incentive Conditions occurs on or before March 19, 1995, the amount of each Service Cost Reimbursement Payment due on and after March 19, 1997, shall be reduced by $144,000 from the amount otherwise payable pursuant to this Section 3.3.10.

          3.3.10.4 CATEGORY II CREDIT. If full satisfaction of the Category II Incentive Conditions occurs on or before March 19, 1995, the amount of each



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     Service Cost Reimbursement Payment due on and after March 19, 1997 shall be reduced by $72,000 from the amount otherwise payable pursuant to this Section 3.3.10.

          3.3.10.5 CATEGORY III CREDIT. If full satisfaction of the Category III Incentive Conditions occurs on or before March 19, 1995, the amount of each Service Cost Reimbursement Payment due on and after March 19, 1997, shall be reduced by $144,000 from the amount otherwise payable pursuant to this Section 3.3.10.

          3.3.10.6 CATEGORY IV CREDIT. If full satisfaction of the Category IV Incentive Conditions occurs on or before September 19, 1993, within sixty (60) days after the date of the last satisfied of the Category IV Incentive Conditions, the City shall repay to Developer the sum of $360,000, as a credit against the Service Cost Reimbursement Payment made on April 6, 1993.

          3.3.10.7 CATEGORY V CREDIT. In the event that the Category V Incentive Conditions are satisfied on or before September 19, 1994, the City shall repay to the Developer $360,000, as a credit against the Service Cost Reimbursement Payment which is to be made on the second anniversary of the Effective Date.



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          If full satisfaction of the Category V Incentive Conditions exists at the time the third and fourth Service Cost Reimbursement Payments are due, the amount of each of the Service Cost Reimbursement Payments due on March 19, 1995 and March 19, 1996, respectively, shall be reduced by $360,000.

          3.3.10.8 CATEGORY VI CREDIT. If full satisfaction of the Category VI Incentive Conditions exists on March 19, 1996, the amount of each Service Cost Reimbursement Payment due on and after March 19, 1997, shall be reduced by an amount equal to the product of (i) the remainder arrived at by subtracting from $360,000 the sum of the Category I, II and III Credits, multiplied by (ii) a fraction, the numerator of which is the number of automobile franchises (which may include franchises operating in the Auto Mall on March 19, 1993) which are open for, and are actively engaged in, the business of selling new automobiles in the Auto Mall on a particular anniversary date of the Effective Date for which a Service Costs Reimbursement Payment is due, and the denominator of which is fifteen (15); provided, however, that in no event shall such fraction exceed a value of one (1). Subject to the provisions of Section 3.3.10.9 hereof, this Category VI Credit will be in addition to any Category I, II, and III Credits to which the Developer may be entitled.



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          3.3.10.9  SEPARATE CREDITS.  The credit amounts to which the
     Developer is entitled under Sections 3.3.10.3, 3.3.10.4, 3.3.10.5, 3.3.10.6, 3.3.10.7 and/or 3.3.10.8 shall be independent of each other and shall be added together to determine the total credit to which the Developer is entitled against the annual Service Cost Reimbursement Payments otherwise payable pursuant to this Section 3.3.10. In no event shall the total of all credits to which the Developer is entitled pursuant to Sections 3.3.10.3 - 3.3.10.8 hereof, exceed $360,000 with respect to any one Service Cost Reimbursement Payment.

          3.3.10.10 PURPOSE OF CREDIT. The parties acknowledge that the adjustments to Service Cost Reimbursement Payments provided through the Category I Credit, the Category II Credit, the Category III Credit, the Category IV Credit, the Category V Credit, and/or the Category VI Credit, pursuant to Section 3.3.10.3, 3.3.10.4, 3.3.10.5, 3.3.10.6, 3.3.10,7, and 3.3.10.8, respectively, are appropriate in that, should the conditions to receive such credits be satisfied, the Developer will have assisted in providing the City with an additional revenue source from the Property that will enable such reduction in Service Cost Reimbursement Payments without adversely affecting the



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     provision of necessary public services and facilities to the Project.


          3.3.10.11 WITHHOLDING OF PERMITS. In the event that the Developer fails to make Service Cost Reimbursement Payment(s) when due, the City may withhold the issuance of residential building permits or non-residential building permits (other than permits for Excluded Improvements) until such time as the missed installment payment(s) of Service Cost Reimbursement Payments plus interest thereon is made; provided, however, that the City shall not withhold a residential building permit or a non-residential building permit on the grounds that an installment of Service Cost Reimbursement Payment(s) has not been made if:

               (a) In the case of residential building permits, the number of the particular residential building permit which is sought does not exceed the remainder of (i) the product of (A) the number of annual Service Cost Reimbursement payments previously paid by the Developer, multiplied by (B) 120, less (ii) the number of residential building permits which have been issued (exclusive of permits for the Excluded Improvements); and

               (b) In the case of non-residential building permits, the building permit which is sought is not for



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     square footage which is in excess of the remainder of (i) the product of (A) 2,553,000 square feet, multiplied by (B) a fraction, the numerator of which is the number of annual Service Cost Reimbursement Payment(s) previously paid by the Developer and the denominator of which is ten (10), less (ii) the square footage of non-residential structures within the Project for which building permits have been issued.

          3.3.10.12 DEFAULT BY CITY. In addition, the Developer shall not be in default of its obligations to pay Service Cost Reimbursement Payment(s) and, the City may not withhold building permits pursuant to
     Section 2.1.3 and this Section 3.3.10 if, at the time an installment of Service Cost Reimbursement Payment(s) is due, there exists a default on the part of the City of its obligations under this Amended and Restated Agreement or the 1989 or 1992 Approvals and this default remains uncured after the delivery to the City of a final notice of default pursuant to the provisions of Section 6.3; in which case the Developer shall be obligated to make such Service Cost Reimbursement Payment(s), plus interest thereon, which are past due at the earlier of such time as (i) the City has been found not to have committed an event of default after such issues have been determined by a court of competent jurisdiction or submitted to arbitration



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     pursuant to the provisions of Section 11.1, or (ii) the City has or cured such default.

          3.3.10.13 USE OF PAYMENTS. Payments received by the City pursuant to this Section 3.3.10 shall be used for the cost of improvements, facilities, services and activities payable from the City's general fund."

     2. MODIFICATIONS OF SECTION 4.4. Section 4.4 of the Development Agreement is modified as set forth below. Accordingly, Section 4.4 of the Development Agreement shall read as follows:

         "4.4  ON-SITE FINANCING.

           4.4.1 ASSESSMENT DISTRICTS. At the Developer's request, the City shall, if it reasonably determines that such action is financially feasible and prudent, form assessment districts or other authorized financing districts for purposes of financing or reimbursing the Developer the costs, expenses, fees, and other charges incurred in connection with the dedication, design and construction of improvements, facilities, services and other matters which may legally be financed through such districts including, without limitation, on-site improvements required in connection with the 1989 and 1992 Approvals which may include, to the extent



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     permitted by law, public streets, sidewalks, curbs, gutters, street lighting, utilities, traffic signals, sewers, storm drains, landscaping, school(s) and fire stations, and such services, facilities, fees and other matters which may be so financed; provided, however, that any such assessment district(s) may be structured so as to impose assessment liens against private residential parcels within the Property only if such assessment liens are required to be released from such private residential parcels at the later of (i) the issuance of a certificate of occupancy for any dwelling unit(s) which are located on such private residential parcels within the Property or
     (ii) the time of transfer of such dwelling unit to a homeowner, if it can be verified to the City's reasonable satisfaction that such assessment lien is or will be removed at the time of such transfer.

          The City agrees that at such time as the Developer shall submit an application therefor, the City shall (i) commence and conduct proceedings under the Municipal Improvement Act of 1913, the Improvement Bond Act of 1915 or any similar act under the general law of the State of California designated by the City for the purpose of arranging bond financing for the construction and/or acquisition of improvements and facilities and the financing of services; and



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     (ii) proceed with all due diligence in conducting and completing all assessment district proceedings in the normal and customary manner in which the City processes such district(s), leading to issuance and sale of bonds to accomplish construction and/or acquisition of the subject public improvements upon completion. Notwithstanding the foregoing, the City's obligation to form such district(s) and issue bonds shall be subject to its determination that such district formation and bond issuance is financially feasible and prudent, as set forth herein.

          If the City reasonably determines that the issuance of bonded indebtedness by such assessment or other financing district(s) is financially feasible and prudent then, to the extent then permitted by state law, said financing may include the cost of designing, engineering, financing, (including costs of providing any bonds required pursuant to Section 3.4.10) and constructing said improvements and, if requested by Developer and approved by the City, the fair market value of land within the Project allocated for such purpose. Developer's right hereunder to finance such improvements, facilities and services upon the City's reasonable determination that such financing is financially feasible and prudent shall exist notwithstanding any requirements of the 1989 or 1992



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     Approvals requiring dedication of such improvements and facilities and, the City shall cooperate with Developer with respect to such dedications so that such financing by assessment districts of improvements and facilities which are to be dedicated, can occur.

          For purposes of this Section 4.4.1, the formation of an assessment or other financing district(s) and the issuance of bonded indebtedness by such district(s) shall be determined by the City to be financially feasible and prudent if the issuance of such bonded indebtedness is performed in accordance with generally accepted underwriting standards and represents an investment with quality and terms consistent with other similar debt issued by the City and with requirements of the financial markets for such debt at the time of issuance. The City shall evaluate any proposed debt issue's compliance with these provisions with the advice of an independent financial advisory firm approved by the City Manager and Finance Director. Under no circumstances shall any assessment district debt issued pursuant to this Section 4.4.1 constitute a lien or contingent lien on the assets or resources of the City.

          4.4.2 MELLO-ROOS FINANCING. Upon Developer's written request, City shall receive and consider the formation of a Community
     Facilities District pursuant to the Mello-Roos Community Facilities Act of 1982, as



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     subsequently amended, provided Developer enters into a written agreement to pay the costs associated with the City's review of Developer's Mello-Roos proposal. The cost for said review shall include but are not limited to:

               (a) Consultant fees for City selected consultants to assist the City in developing a Mello-Roos policy;

               (b)  Attorney's fees, including outside counsel fees; and

               (c)  Staff time.
               Furthermore, should the City Council adopt a policy allowing the imposition of special taxes or assessments on residential units, the City shall extend the same terms and conditions to Developer.

          4.4.3  [Intentionally Omitted]"

     3. The First Amendment shall be recorded in the Official Records of the County of Alameda against the Property that is the subject of the Development Agreement. The local description of the Property is attached to this Agreement as Exhibit A and incorporated herein by this reference.

     4. Except as modified herein, the terms of the Development Agreement remain in full force and effect and are hereby ratified



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and confirmed.  This amendment shall be effective on the effective date of the Ordinance which is passed by the City by which the City adopts this amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

       DEVELOPER:
       CATELLUS DEVELOPMENT CORPORATION,
       a Delaware corporation,


                  By: /s/ Vernon B. Schwartz
                     _______________________
                      Its: PRESIDENT AND CHIEF EXECUTIVE OFFICER



                  By: /s/ D.A. Smith
                     _______________________
                      Its: SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER


                    CITY:

                    CITY OF FREMONT,
                    a municipal corporation


                    By:/s/ Bill Ball
                     _______________________
                       BILL BALL,
                       Mayor
ATTEST:


By /s/ Sharon Whitten
  _______________________
    SHARON WHITTEN, City Clerk


APPROVED AS TO FORM:


By /s/ Allen E. Sprague
  _______________________
    ALLEN SPRAGUE, City Attorney



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                                DESCRIPTION

                 Property Subject to Development Agreement

Parcel 1
All that certain real property situate in the City of Fremont, County of Alameda, State of California portions of which are lands shown on the map of Record of Survey No. 407 recorded January 12, 1970 in Book 7 of Record of Surveys at pages 87 thru 92, Alameda County Records, described as follows:

Beginning at the most northerly corner of Parcel 1 as said parcel is shown on Parcel Map 5527 a map of which is filed in Book 191 of Maps at pages 4 and 5, Alameda County Records; thence from said point of beginning along the northwesterly prolongation of said Parcel 1, North 46DEG.51'00" West 10.46 feet to a point on the south-easterly line of the parcel of land conveyed to the City of Fremont (AUTO MALL PARKWAY) by deed recorded May 31,1991, instrument No.90-149278, Alameda County Records; thence along said southeasterly line, North 60DEG.16'00" East 223.61 feet; thence North 62DEG.27'54" East 363.45 feet; thence North 63DEG.40'00" East 525.08 feet; thence North 66DEG.31'45" East 80.10 feet; thence North 63DEG.40'00" East 100.21 feet; thence North 65DEG.40'27" East
228.36 feet; thence North 63DEG.40'00" East 112.85 feet; thence North 62DEG.27'54" East 178.55 feet; thence North 65DEG.22'24" East 80.00 feet; thence North 62DEG.27'54" East 283.06 feet to a point on the southwesterly line of Christy Street as shown on the map of said Record of Survey No. 407; thence leaving said southwesterly line, North 67DEG.12'30" East 53.90 feet to a point on the northeasterly line of said Christy Street; thence leaving said northeasterly line from a tangent which bears, North 21DEG.41'01" East along a curve to the right having a radius of 50.00 feet thru a central angle of 39DEG.11'29" for an arc length of 34.20 feet; thence North 60DEG.52'30" East
323.03 feet to a point on the general northerly line of the 26.665 acre parcel shown on said Record of Survey No. 407 thence along said general northerly line, North 69DEG.09'37" East 107.81 feet; thence along a curve to the right having a radius of 360.02 feet thru a central angle of 33DEG.42'15" for an arc length of
211.78 feet; thence South 77DEG.08'08" East 732.32 feet; thence along a curve to the right having a radius of 660.04 feet thru a central angle of 19DEG.32'28" for an arc length of 225.11 feet to the most easterly corner of said parcel; thence along the southeasterly line of last said parcel, South 64DEG.23'37" West
19.97 feet; thence South 13DEG.52'27" West 1242.83 feet to a point on said northeasterly line of Christy Street; thence South 45DEG.15'22" West 50.00 feet to a point on the southwesterly line of Christy Street; thence along said southwesterly line, South 44DEG.44'18" East 227.93 feet; thence South 14DEG.31'27" West 8.15 feet; thence South 44DEG.44'18" East 23.16 feet; thence along a curve to the left having a radius of 532.00 feet thru a central angle of 21DEG.52'59" for an arc length of 203.19 feet; thence South 66DEG.37'17" East
554.06 feet; thence along a curve to the right having a radius of 468.00 feet thru a central angle of 7DEG.28'44" for an arc length of 61.09 feet; thence North 30DEG.51'27" East 32.00 feet; thence from a tangent which bears, south 59DEG.08'33" East along a curve to the right having a radius of 500.00 feet thru a central angle of 12DEG.52'57" for an arc length of 112.42 feet; thence South 46DEG.15'36" East 969.70 feet; thence North 43DEG.44'24" East 32.00 feet; thence North 43DEG.45'22" East



                                    EXHIBIT A
                                   Page 1 of 3

599.62 feet to the Northwesterly corner of the parcel of land described in the Deed to State of California, recorded December 12, 1982, Instrument No. 82-199452, Alameda County Records; thence along the general southwesterly line of last said parcel South 46DEG.14'38" East 316.06 feet;thence North 89DEG.52'43" East 180.36 feet; thence South 55DEG.05'09" east 455.44 feet; thence South 50DEG.03'29" East 75.21 feet; thence South 46DEG.14'38" East 285.10 feet; thence South 46DEG.15'14" East 689.16 feet to a point on the westerly line of the Lands of Alameda County Flood Control and Water Conservation District described in Book 8112 of Official Records, page 1, Alameda County Records; thence along said westerly line from a tangent which bears South 15DEG.47'16" West along a curve to the left having a radius of 564.00 feet thru a central angle of 20DEG.23'46" for an arc length of 200.77 feet; thence leaving said westerly line, South 81DEG.59'56" West 565.07 feet; thence North 8DEG.00'04" West 12.00 feet; thence South 81DEG.59'56" West 23.09 feet; thence South 8DEG.00'04" East 12.00 feet; thence South 81DEG.59'56" West 27.52 feet; thence South 9DEG.47'18" West 2392.37 feet to a point on the northwesterly line of Cushing Road; thence along said northwesterly line, South 38DEG.40'33" West
733.92 feet; thence North 89DEG.27'43" West 1520.27 feet; thence South 0DEG.14'12" East 59.97 feet; thence leaving said Cushing Road North 89DEG.27'32" West 410.29 feet; thence North 46DEG.27'23" West 1377.36 feet to a point on the southwesterly line of the Lands conveyed to Alameda County Flood Control District by Deed recorded August 21, 1987, Instrument No. 87-235512 Alameda County Records; thence along the southwesterly, southeasterly, northeasterly and northwesterly line of last said parcel, South 60DEG.10'01" East 510.39 feet; thence along a curve to the left having a radius of 300.00 feet thru a central angle of 76DEG.40'59" for an arc length of 401.51 feet; thence North 43DEG.09'00" East 173.77 feet; thence North 46DEG.51'00" West 100.00 feet; thence South 43DEG.09'00" West 173.77 feet; thence along a curve to the right having a radius of 200.00 feet thru a central angle of 76DEG.40'59" for an arc length of 267.67 feet; thence North 60DEG.10'01" West 59.76 feet; thence North 59DEG.24'11" West 300.02 feet; thence North 60DEG.10'01" West 2300.00 feet; thence North 58DEG.51'27" West 568.04 feet; thence North 64DEG.26'58" West
227.40 feet; thence leaving said lands of Alameda County Flood Control, North 60DEG.10'01" West 222.58 feet to the southerly corner of the parcel of land conveyed to Josephine H. Robbins etal by Deed Recorded April 6, 1990, Instrument No. 90-93142, Alameda County Records; thence along the southeasterly and northeasterly line of last said parcel, North 29DEG.49'59" East 187.76 feet; thence North 60DEG.07'48" West 95.24 feet; thence North 32DEG.20'30" East 407.49 feet to a point on the southwesterly line of Cushing Parkway (114.00 feet wide) as shown on said map of Parcel Map 5527; thence along last said southwesterly line, South 60DEG.00'00" East 631.62 feet to the southeasterly terminus of said Parkway; thence along said southeasterly terminus and the southeasterly line of Parcel 1 as shown on said Parcel map, North 43DEG.09'00" East 1315.55 to the most easterly corner of said Parcel 1; thence North 1DEG.51'00" West 396.18 feet to the northeasterly corner of said Parcel 1; thence along the northeasterly line of said Parcel 1, North 46DEG.51'00" West 1918.25 feet to the Point of Beginning.

Containing 598.8 acres of land more or less.



                                    EXHIBIT A
                                   Page 2 of 3

Parcel 2

All that certain real property situated in the City of Fremont, County of Alameda, State of California, more particularly described as follows:

Parcels 4, 6, 7 and 8 as shown on Parcel Map 5970, recorded in Book 191 of Parcel Maps, pages 90-93, inclusive, Series No. 90-234985, Alameda County Records.



                                    EXHIBIT A
                                   Page 3 of 3